EXHIBIT 4.10

                                PLEDGE AGREEMENT

                     This PLEDGE AGREEMENT, dated as of April 1, 2003 (this "Agreement"), is executed by and among (a) BARNEY'S, INC., a New York corporation ("Barneys"), BARNEYS AMERICA, INC., a Delaware corporation, BARNEYS
(CA) LEASE CORP., a Delaware corporation, BARNEYS (NY) LEASE CORP., a Delaware corporation, BASCO ALL-AMERICAN SPORTSWEAR CORP., a New York corporation, BNY LICENSING CORP., a Delaware corporation, and BARNEYS AMERICA (CHICAGO) LEASE CORP., a Delaware corporation (collectively, the "Pledgors" and each individually, a "Pledgor"), and (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, in its capacity as collateral agent (with its successors in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below).

                                   WITNESSETH:

                     (1) Barneys issued the Notes referred to below pursuant to an indenture, dated as of the date hereof, 2003 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture"), among Barneys, the other Pledgors, Barneys New York, Inc. ("Holdings") and Wilmington Trust Company as trustee (in such capacity, the "Trustee"), pursuant to which the Pledgors (other than Barneys) have guaranteed the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on Barneys' 9.00% Senior Secured Notes due 2008 (the "Notes");

                     (2) Each of the Pledgors owns (a) the issued and outstanding equity interests set forth opposite such Pledgor's name on Exhibit A attached hereto and made a part hereof (the "Equity Interests") and (b) the promissory notes and instruments set forth opposite such Pledgor's name on Exhibit B attached hereto and made a part hereof; and

                     (3) The Pledgors are required to execute and deliver this Agreement pursuant to the Indenture.

                     NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Secured Parties pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

                     1. Defined Terms. Unless otherwise defined herein, each capitalized term used herein that is defined in the Indenture shall have the meaning specified for such term in the Indenture. Unless otherwise defined herein or in the Indenture, terms used in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York are used herein as therein defined. In addition as used herein, the following terms shall have the following meanings:

                     "Accommodation Obligations" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to


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provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase security therefore (other than such agreements to purchase in the ordinary course of business) or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                     "Barneys Group" means Barneys and each of its Subsidiaries.

                     "Capital Leases" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

                     "Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                     "Credit Agreement" means the Credit Agreement, dated as of July 15, 2002, among Barneys, the other Guarantors, Holdings, the Priority Lien Agent and the lenders from time to time party thereto (as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by the restated credit agreement dated as of the date hereof).

                     "Indebtedness" means, as applied to any Person, at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, or (vi) which are Accommodation Obligations (other than obligations pursuant to the Tax Sharing Agreement to pay taxes, assessments, fees and other governmental charges with respect to any member of the Barneys Group or Holdings); (b) all indebtedness, obligations or other liabilities of others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time, (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange agreements, net of liabilities owed to such Person by the counterparties thereon; (d) all contingent Contractual Obligations with respect to any of the foregoing.


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                     "Intercreditor Agreement" means the Intercreditor
Agreement, dated as of the date hereof, among the Collateral Agent and the Priority Lien Agent as acknowledged by Barneys, the other Pledgors and Holdings (including, without limitation, the provisions of Article 12 of the Indenture incorporated by reference therein).

                     "Interest Rate Contracts" means interest rate exchange, swap, collar or cap or similar interest rate protection.

                     "Secured Parties" means each of the Collateral Agent, the Trustee, the Holders of any Note and the holders of any other Liabilities.

                     "Senior Lien Satisfaction Date" means the first date on which there is a Discharge of Priority Lien Obligations.

                     "Tax Sharing Agreement" means the written agreement among Holdings and the members of the Barneys Group, in form and substance reasonably satisfactory to the Priority Lien Agent, for the allocation and payment of tax liabilities and the payment for tax benefits with respect to a consolidated, combined or unitary tax return which tax return includes Holdings and any Subsidiary.

                     2. Pledge. Each of the Pledgors hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in, the following (collectively, the "Pledged Collateral"):

                     (a) All of the right, title and interest of such Pledgor in the Equity Interests, whether now existing or hereafter arising, and the certificates representing the shares of such capital stock (such now-existing shares being identified on Exhibit A attached hereto and made a part hereof), all options and warrants for the purchase of additional equity interests now or hereafter held in the name of such Pledgor (all of said Equity Interests, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Collateral Agent, accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof duly executed in blank, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock; provided, however, that prior to the Senior Lien Satisfaction Date, such delivery shall be made to the Priority Lien Agent for the benefit of the Collateral Agent.

                     (b) All additional equity interests from time to time acquired by such Pledgor in any manner, and the certificates representing such additional equity interests (any such additional equity interests shall constitute part of the Pledged Stock and the Collateral Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional equity interests), and all options, warrants, dividends, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests;


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                     (c) the Indebtedness evidenced by the promissory notes and instruments listed on Exhibit B attached hereto (the "Pledged Indebtedness"), and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness;

                     (d) all additional Indebtedness arising after the date hereof and owing to such Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness;

                     (e) The property and interests in property described in
Section 5 below; and

                     (f) All proceeds of the foregoing.

                     Notwithstanding the foregoing, the Pledged Collateral shall not include, and no security interest is granted to the Collateral Agent in, the equity interests of Barneys Asia Co., L.L.C., a majority-owned Subsidiary of BNY Licensing Corp., owned by BNY Licensing Corp.

                     3. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on the Notes, (ii) all other Note Obligations and (iii) all obligations of the Pledgors under this Agreement (all such obligations referred to in clauses (i), (ii) and (iii) now or hereafter existing being hereinafter collectively referred to as the "Liabilities").

                     4. Delivery of Pledged Collateral; Registration and Acknowledgments. All certificates, promissory notes and instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Collateral Agent, pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer, powers, or assignments in blank as appropriate (such instruments of transfer, powers, or assignments in blank, being the "Powers"), all in form and substance satisfactory to the Collateral Agent; provided, however, that prior to the Senior Lien Satisfaction Date such delivery shall be made to the Priority Lien Agent for the benefit of the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Sections 8 and 9. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                     5. Pledged Collateral Adjustments. If, during the term of this Agreement:(a) (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of the Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or


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                     (b) Any subscription warrants, shares, or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional shares, warrants, shares, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Collateral Agent, under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that prior to the Senior Lien Satisfaction Date such delivery shall be made to the Priority Lien Agent for the benefit of the Collateral Agent; provided, further, however, that nothing contained in this Section 5 shall be deemed to permit any distribution, issuance of additional shares, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure which is not expressly permitted in the Indenture nor to prohibit any such distribution, issuance of additional equity interests, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure of such issuer which is expressly permitted in the Indenture.

                     6. Subsequent Changes Affecting Pledged Collateral. Each of the Pledgors represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, offers to purchase and voting rights), and such Pledgor agrees that none of the Collateral Agent or any of the Secured Parties shall have any obligation to inform such Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Collateral Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

                     7. Representations and Warranties. Each of the Pledgors represents and warrants as follows:

                     (a) (i) Such Pledgor is the sole legal and beneficial owner of the Equity Interests set forth opposite its name on Exhibit A attached hereto and made a part hereof, free and clear of any Lien except for the Lien created by this Agreement and Permitted Liens, and (ii) such Pledgor is and at the time of delivery of the Pledged Indebtedness to the Collateral Agent will be, the sole owner of the Pledged Indebtedness set forth opposite its name on Exhibit B attached hereto and made a part hereof free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement and Permitted Liens;

                     (b) (i) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable, and (ii) the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the applicable Pledgor, and no such Pledgor is in default thereunder;

                     (c) All of the Pledged Stock is presently represented by the certificates listed on Exhibit A hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Stock;

                     (d) Such Pledgor has full power and authority to enter into this Agreement;


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                     (e) There are no restrictions upon the voting rights
associated with, or upon the transfer of, any of the Pledged Collateral except pursuant to (i) the Securities Act, (ii) the terms of the Option to Purchase Capital Stock of Barneys Japan Company Limited, granted to Barney's, Inc., dated as of January 28, 1999 and (iii) the Pledge Agreement, dated July 15, 2002 among the Pledgors and the Priority Lien Agent;

                     (f) Such Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except as set forth in paragraph (e) above;

                     (g) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                     (h) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery of the stock certificates, promissory notes and other instruments pertaining thereto to the Collateral Agent, or prior to the Senior Lien Satisfaction Date, delivery to the Priority Lien Agent for the benefit of the Collateral Agent, creates a valid and perfected second priority security interest in the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Secured Parties, securing the payment and performance of the Liabilities;

                     (i) This Agreement has been duly executed and delivered by and on behalf of such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms;

                     (j) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of such Pledgor, threatened against such Pledgor or any of its property which will materially and adversely affect the ability of such Pledgor to perform its obligations under this Agreement;

                     (k) Such Pledgor (i) is a corporation duly formed, validly existing and in good standing and is duly qualified to do business under the laws of the State of its incorporation and (ii) has all requisite corporate or other power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, the Indenture or any of the other Security Documents;

                     (l) The execution, delivery and performance of this Agreement by such Pledgor (i) does not violate any indenture, mortgage, or any other agreement to which such Pledgor is a party or by which any of its


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properties or assets may be bound; (ii) complies with all corporate organization documents of such Pledgor; and (iii) does not violate any restriction on such transfer or encumbrance of the Pledged Collateral;

                     (m) The Powers are effective endorsements duly executed by an appropriate person and give the Collateral Agent the authority they purport to confer; and

                     (n) The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of Equity Interests of each issuer thereof.

                     8. Voting Rights. During the term of this Agreement, and except as provided in this Section 8 below, each of the Pledgors shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Indenture and the other Security Documents; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Indenture) (i) the dissolution or liquidation, in whole or in part, of an issuer of Pledged Stock or Pledged Indebtedness (a "Pledged Entity"); (ii) the consolidation or merger of a Pledged Entity with any other Person; (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Collateral Agent and Permitted Liens; (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Equity Interests; or (v) the alteration of the voting rights with respect to the Equity Interests of a Pledged Entity. After the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent shall, at the Collateral Agent's option and following written notice from the Collateral Agent to the applicable Pledgor, exercise all voting rights pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

                     9. Dividends and Other Distributions.(a) (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) The Pledgors shall be entitled to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral, notwithstanding such dividends, interest and distributions being subject to the pledge and assignment thereof pursuant to Section 2; provided, however, that any and all

                         (A) dividends, interest and distributions paid or
                    payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                         (B) dividends and other distributions paid or payable
                    in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and


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                         (C) cash paid, payable or otherwise distributed with
                    respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

           shall be Pledged Collateral, and shall be forthwith delivered to the Collateral Agent, or, prior to the Senior Lien Satisfaction Date, to the Priority Lien Agent for the benefit of the Collateral Agent, to hold, for the benefit of the Secured Parties, as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the Collateral Agent, for the benefit of the Secured Parties, or, prior to the Senior Lien Satisfaction Date, to the Priority Lien Agent for the benefit of the Collateral Agent for the benefit of the holders of the Priority Lien Obligations and the Secured Parties be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Collateral Agent or, prior to the Senior Lien Satisfaction Date, to the Priority Lien Agent for the benefit of the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                     (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                     (b) After the occurrence and during the continuation of an Event of Default:

                     (i) All rights of the Pledgors to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties (or prior to the Senior Lien Satisfaction Date, in the Priority Lien Agent for the benefit of the Collateral Agent), which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest payments and other distributions;

                     (ii) All dividends, interest payments and other distributions which are received by any Pledgor contrary to the provisions of clause (i) of this Section 9(b) shall be received in trust for the Collateral Agent, for the benefit of the Secured Parties, or, prior to the Senior Lien Satisfaction Date, for the Priority Lien Agent for the benefit of Collateral Agent for the benefit of the holders of the Priority Lien Obligations and the Secured Parties, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Collateral Agent or the Priority Lien Agent, as applicable, as Pledged Collateral in the same form as so received (with any necessary endorsements);

                     (iii) Such Pledgor shall, upon the reasonable request of the Collateral Agent, at such Pledgor's expense, execute and deliver, and cause the issuer of the Pledged Stock (other than Barneys Japan Company Limited) and its officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, such Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the


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provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, such Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

                     (iv) Such Pledgor shall, upon the reasonable request of the Collateral Agent, at such Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent;

                     (v) Such Pledgor shall, upon the reasonable request of the Collateral Agent, at such Pledgor's expense, cause the issuers of the Pledged Stock to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

                     (vi) Such Pledgor shall, upon the reasonable request of the Collateral Agent, at such Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgors will jointly and severally reimburse the Collateral Agent for all expenses incurred by the Collateral Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Collateral Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then each of the Pledgors agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to such Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

                     10. Transfers and other Liens. Other than as permitted under the Indenture, each of the Pledgors agrees that it will not (i) sell, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral (except for the security interest under this Agreement and the Permitted Liens).

                     11. Defense of Title. Each of the Pledgors will defend the title to the Pledged Collateral and the Liens of the Collateral Agent in the Pledged Collateral against the claim of any Person (other than Permitted Liens) and will maintain and preserve such Liens, except with respect to Permitted Liens.


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                     12. Additional Equity Interests, Notes and Instruments.
Each of the Pledgors will, upon obtaining ownership of any additional Equity Interests or promissory notes or instruments otherwise required to be pledged to the Collateral Agent pursuant to any of the Security Documents, which Equity Interests, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by such Pledgor and in form and substance satisfactory to the Collateral Agent, in respect of any such additional Equity Interests, notes or instruments, pursuant to which such Pledgor shall pledge to the Collateral Agent all of such additional Equity Interests, notes and instruments. Each of the Pledgors hereby authorizes the Collateral Agent to attach such amendment to this Agreement and agrees that all Pledged Stock and Pledged Indebtedness listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                     13. Remedies.(a) (a) The Collateral Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "UCC"). In addition, after the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law. Subject to the Intercreditor Agreement, with respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Collateral Agent or any Secured Party may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Each of the Pledgors jointly and severally agree to pay to the Collateral Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Indenture and the Pledgors shall remain liable for any deficiency following the sale of the Pledged Collateral.

                     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each of the Pledgors agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 28 below at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                     (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each of the Pledgors agrees that after the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Collateral Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Collateral Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

                     (d) Each of the Pledgors agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and such Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each of the Pledgors agrees that it will not interfere with any right, power and remedy of Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against such Pledgor in any respect.

                     (e) Each of the Pledgors further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Note Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

                     14. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

                    (i) Any lack of validity or enforceability of the Indenture, the Security Documents, or any other agreement or instrument relating thereto;

                    (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Indenture or the other Security Documents;

                    (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities;

                    (iv) the insolvency of any Pledgor; or

                    (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor in respect of the Liabilities or of this Agreement.

                     15. Collateral Agent Appointed Attorney-in-Fact. Each of the Pledgors hereby appoints the Collateral Agent its attorney-in-fact, with full authority, in the name of such Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Collateral Agent's sole discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the issuers of the Pledged Stock to the name of the Collateral Agent or the Collateral Agent's nominee.

                     16. Waivers. Each of the Pledgors waives to the fullest extent permitted by applicable laws presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Indenture.

                     17. Term. This Agreement shall remain in full force and effect until the final payment in full, in cash, of the Liabilities. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Collateral Agent will release the security interest created hereunder and, if it then has possession of any Pledged Stock, notes or instruments pledged hereunder, will deliver such Pledged Stock, notes and instruments previously delivered to it and the Powers to the applicable Pledgor.

                     18. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Note Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                     19. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                     20. Binding Effect; Successors and Assigns. This Agreement shall be binding upon each of the Pledgors and its successors and assigns, and shall inure to the benefit of the Collateral Agent and the Secured Parties, and their respective successors and assigns. Nothing set forth herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Indenture or any other Security Document or any Collateral. A Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Pledgor.

                     21. Governing Law. This Agreement has been executed and delivered by the parties hereto in New York, New York. Any dispute between the Collateral Agent and any Pledgor arising out of or related to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of New York.

                     22. Consent to Jurisdiction; and Serve of Process. THE COLLATERAL AGENT HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK. EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR AND THE COLLATERAL AGENT PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE COLLATERAL AGENT AND EACH PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT. EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY

ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO EACH PLEDGOR AT THE ADDRESS SET FORTH IN THE INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. The Collateral Agent shall have the right to proceed against any Pledgor or its personal property in a court in any location to enable the Collateral Agent to obtain personal jurisdiction over such Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Collateral Agent.

                     23. Waiver of Jury Trial. Each of the Pledgors and the Collateral Agent waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Collateral Agent and such Pledgor arising out of or related to the transactions contemplated by this Agreement or any other instrument, document or agreement executed or delivered in connection herewith. Either the Pledgors or the Collateral Agent may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                     24. Advice of Counsel. Each of the Pledgors represents and warrants to the Collateral Agent that it has discussed this Agreement and, specifically, the provisions of Sections 21 through 23 hereof, with the Pledgors' lawyers.

                     25. Severability. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     26. Further Assurances. Each of the Pledgors agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

                     27. The Collateral Agent's Duty of Care.

                     (a) The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Liabilities secured hereby.

                     (b) No provision of this Security Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Security Documents, the Intercreditor Agreement or the Indenture. The Collateral Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control provided it exercises such diligence as the circumstances may reasonably require. The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person. The Collateral Agent may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice of such counsel.

                     (c) The Collateral Agent shall not be deemed to have notice of any Event of Default unless an officer of the Collateral Agent has actual knowledge thereof or unless written notice of any such Event of Default is received by the Collateral Agent at the office of the Collateral Agent specified in or pursuant to Section 14.02 of the Indenture.

                     28. Additional Provisions Relating to the Collateral Agent.

                     (a) Any corporation, bank, trust company or association into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                     Any resignation or removal of the Collateral Agent as Trustee under the Indenture in accordance with the provisions thereof shall result in a resignation or removal of the Collateral Agent hereunder. The provisions of Section 7.08 of the Indenture with respect to replacement of the Trustee shall be applicable to the replacement of the Collateral Agent.

                     (b) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Collateral Agent shall have the power to appoint any Person or Persons either to act as co-collateral agent, or co-collateral agents, jointly with the Collateral Agent of all or any part of the Pledged Collateral or to act as separate collateral agent or separate collateral agents of all or any part of the Pledged Collateral and to vest in such Person or Persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties or obligations as the Collateral Agent may consider necessary or desirable, subject to the other provisions of this Section 28.

                     (c) Unless otherwise provided in the instrument appointing such co-collateral agent or separate collateral agent, every co-collateral agent or separate collateral agent shall, to the extent permitted by law, be appointed subject to the following terms namely:

                    (i) All rights, power, duties and obligations under this
               Agreement conferred upon the Collateral Agent in respect of the custody, control or management of the collateral, shall be exercised solely by the Collateral Agent;

                    (ii) All rights, powers, duties and obligations conferred or imposed upon the collateral agents shall be conferred or imposed upon and exercised or performed by the Collateral Agent, or by the Collateral Agent and such co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents;

                    (iii) Any request in writing by the Collateral Agent to any co-collateral agent or separate collateral agent to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-collateral agent or separate collateral agent;

                    (iv) Any co-collateral agent or separate collateral agent to the extent permitted by law may delegate to the Collateral Agent the exercise of any right, power, duty or obligation, discretionary or otherwise;

                    (v) The Collateral Agent at any time, by an instrument in
               writing, may accept the resignation of, or remove, any co-collateral agent or separate collateral agent appointed under this Section 28. As successor to any co-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 28.

                    (vi) No collateral agent hereunder shall be personally
               liable by reason of any act or omission of any other collateral agent hereunder;

                    (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent; and

                    (viii) Any Collateral received by any such co-collateral
               agent or separate collateral agent hereunder shall forthwith, so far as may be permitted by law, be turned over to the Collateral Agent to be held pursuant to the terms hereof.

                     (d) Upon the acceptance in writing of such appointment by any such co-collateral agent or separate collateral agent, it or he shall be vested with the estate, right, title and interest in the Pledged Collateral, or any portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Collateral Agent, all as shall be specified in the instrument of appointment, subject to all the terms hereof.

                     (e) In case any co-collateral agent or separate collateral agent shall become incapable of acting, resign or be removed, the right, title and interest in the collateral and all rights, powers, duties and obligations of said co-collateral agent or separate collateral agent shall, so far as permitted by law, vest in and be exercised by the Collateral Agent unless and until a successor co-collateral agent or separate collateral agent shall be appointed pursuant to this Section 28.

                     29. Notices. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
Section 14.02 of the Indenture.

                     30. Indemnity and Expenses. Each of the Pledgors agrees jointly and severally, upon demand, to pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof. In no event shall the Collateral Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Collateral Agent has been advised of the likelihood of such loss or damage.

                     31. Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, and no consent to any departure by any Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgors and the Collateral Agent and (ii) complies with the requirements of the Indenture. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Collateral Agent of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Collateral Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Collateral Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                     32. Section Headings: Terms. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                     33. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                     34. Merger. This Agreement, taken together with all the other Security Documents, embodies the entire agreement and understanding, between the Pledgors and the Collateral Agent or any Holder and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                     35. Termination; Release of Collateral. Notwithstanding anything in this Agreement to the contrary, each of the Pledgors may, to the extent permitted by Section 4.10 of the Indenture, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Pledged Collateral shall be subject to release in accordance with Section 13.04 of the Indenture (such Pledged Collateral and the Pledged Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of the applicable Pledgor, the Collateral Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Collateral Agent shall not be required to execute any such documents on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent or any Holder to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Pledgors in respect of) all interests retained by any Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

                     36. Intercreditor Agreement. Until the Senior Lien Satisfaction Date, this Agreement shall be subject to the terms of the Intercreditor Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     IN WITNESS WHEREOF, each of the Pledgors and the Collateral Agent have executed this Agreement as of the date set forth above.


                                       BARNEY'S, INC.
                                       BARNEYS AMERICA, INC.
                                       BARNEYS (CA) LEASE CORP.
                                       BARNEYS (NY) LEASE CORP.
                                       BASCO ALL-AMERICAN SPORTSWEAR CORP.
                                       BNY LICENSING CORP.
                                       BARNEYS AMERICA (CHICAGO) LEASE CORP.


                                       By        /s/ STEVEN M. FELDMAN
                                         ---------------------------------------
                                         Name:    Steven M. Feldman
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer

Acknowledged and agreed to
as of the date first written above.

WILMINGTON TRUST COMPANY,
 as Collateral Agent


By:   /s/ JAMES D. NESCI
   ------------------------------------
   Name:  James D. Nesci
   Title: Authorized Signer

                                 ACKNOWLEDGMENT

                     Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent.

                                       BARNEYS AMERICA, INC.
                                       BARNEYS AMERICA (CHICAGO) LEASE CORP.
                                       BARNEYS (CA) LEASE CORP.
                                       BARNEYS (NY) LEASE CORP.
                                       BASCO ALL-AMERICAN SPORTSWEAR CORP.
                                       BNY LICENSING CORP.



                                       By   /s/ STEVEN M. FELDMAN
                                         ---------------------------------------
                                         Name:   Steven M. Feldman
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer